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                                                                   Exhibit 14(a)
                                                                   -------------


                        CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
THE GRIFFIN FUNDS, INC.:

We consent to the use of our report dated November 7, 1997, on the financial statements and financial highlights of the Griffin Money Market Fund, Griffin Tax-Free Money Market Fund, Griffin Short-Term Bond Fund, Griffin U.S. Government Income Fund, Griffin Bond Fund, Griffin Municipal Bond Fund, Griffin California Tax-Free Fund, Griffin Growth & Income Fund, and the Griffin Growth Fund, constituting The Griffin Funds, Inc. as of September 30, 1997 and for the periods indicated therein, which has been incorporated by reference into the Registration Statements on Form N-14 filed by WM Trust I and WM Trust II.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Griffin Funds Prospectus dated January 31, 1998 and under the headings "Independent Auditors" and "Financial Statements" in the Griffin Funds Statement of Additional Information dated January 31, 1998 which are also incorporated by reference into the Registration Statements on Form N-14 filed by WM Trust I and WM Trust II.

                                                  KPMG Peat Marwick LLP

Los Angeles, California
November 5, 1998